CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Asset Allocation Funds of our report dated October 16, 2024, relating to the financial statements and financial highlights, which appears in Putnam Multi-Asset Income Fund’s Annual Report on Form N-CSR for the year ended August 31, 2024. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 23, 2024